UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2008

ChoicePoint Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13069	58-2309650
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

1000 Alderman Drive Alpharetta, Georgia		30005
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (770) 752-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 23, 2008, ChoicePoint Services Inc. and ChoicePoint Government Services LLC (collectively, the “Sellers”), each a wholly-owned subsidiary of ChoicePoint Inc. (“ChoicePoint”), entered into a Securities Purchase Agreement (the “Agreement”) among the Sellers and i2 Acquisition Corp., an affiliate of Silver Lake Sumeru Fund, L.P. (“Purchaser”).

The Agreement provides that at the closing of the transactions contemplated by the Agreement (the “Closing”), and upon the terms and subject to the conditions set forth therein, Purchaser will purchase from the Sellers all of the outstanding capital stock of ChoicePoint UK 1 Limited and i2, Inc. (collectively, “i2”), which are wholly-owned subsidiaries of the Sellers. The aggregate purchase price for all of i2’s outstanding capital stock is $185 million to be paid in cash at the Closing, subject to certain pre-closing and post-closing adjustments based upon the net working capital of i2 at the Closing. ChoicePoint issued a press release on April 24, 2008 announcing the execution of the Agreement, which press release is filed herewith as Exhibit 99.1.

ChoicePoint had reclassified the operations of i2 as discontinued operations in the fourth quarter of 2007 as part of its previously announced strategy of divesting businesses that did not fit within its strategic focus on helping customers manage economic risks.

Purchaser and the Sellers have made customary representations, warranties and covenants in the Agreement, including, among others, that the Sellers will: (i) cause i2 to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Agreement and the date on which the Closing occurs (the “Closing Date”); and (ii) not engage in certain types of transactions during such period.

In addition, the Agreement provides that ChoicePoint and its affiliates will not, for a period of five years from the Closing Date, engage anywhere in the world in the business of: (i) owning and selling or licensing to certain government customers for certain specified uses products that are functional equivalents of certain i2 software products set forth in the Agreement (collectively, the “Core Products”); or (ii) providing install or maintenance and support services associated with the Core Products or their successors (collectively, “Restricted Activities”). However, ChoicePoint and its subsidiaries are permitted under the Agreement to: (i) acquire up to 5% of the stock of a publicly-traded company that is engaged in Restricted Activities; and (ii) acquire a company that engages in Restricted Activities, provided that the acquired company’s revenues derived from such Restricted Activities do not exceed 30% of its total revenue during the 12-month period immediately preceding such acquisition, and provided further that ChoicePoint use reasonable efforts to divest the operations of the acquired company related to the Restricted Activities following such acquisition.

In the event the proposed acquisition of ChoicePoint by Reed Elsevier Group plc (“Reed Elsevier”) is consummated, activity conducted by Reed Elsevier or its affiliates that would otherwise constitute Restricted Activities will not violate the Agreement if such Restricted Activities were existing at the time of such acquisition. In addition, in the event Reed Elsevier or its affiliates acquires a company after its acquisition of ChoicePoint, and such acquired company engages in Restricted Activities, continued engagement in such Restricted Activities will not violate the Agreement if either the acquired company no longer engages in such Restricted Activities within 12 months after such acquisition or such acquisition occurs after the third anniversary of the Closing Date.

The Sellers have agreed to indemnify Purchaser and its affiliates against losses arising from, among other things: (i) breaches of the Sellers’ representations and warranties contained in the Agreement; (ii) breaches of any agreement or covenant on the part of the Sellers contained in the Agreement; (iii) undisclosed indebtedness relating to any period prior to the Closing Date; or (iv) undisclosed liabilities related to certain assets transferred by i2 to the Sellers prior to the Closing. The obligations of the Sellers to indemnify Purchaser and its affiliates are subject to certain limitations. In addition, Purchaser has agreed to indemnify the Sellers and its affiliates against losses arising from, among other things: (i) breaches of Purchaser’s representations and warranties contained in the Agreement; or (ii) breaches of any agreement or covenant on the part of Purchaser contained in the Agreement. The obligations of Purchaser to indemnify the Sellers and its affiliates are subject to certain limitations.

The Closing is not subject to Purchaser’s receipt of financing or approval by either ChoicePoint’s or Purchaser’s shareholders. Each party’s obligation to effect the transactions contemplated by the Agreement is subject to the fulfillment of customary conditions, including, among others: (i) the absence of any injunction or order prohibiting the Closing; (ii) the expiration or termination of the Hart-Scott-Rodino waiting period and receipt of any other necessary regulatory approvals; (iii) subject to materiality qualifications, the accuracy of representations and warranties of the other party; (iv) the delivery of specified ancillary documents and (v) material compliance of the other party with its covenants.

The Agreement contains certain termination rights and provides that, upon termination of the Agreement under certain circumstances, Purchaser is required to pay the Sellers an aggregate termination fee of $5.0 million. The Closing will occur on the third business day following the satisfaction of all closing conditions, which is currently expected to occur by the end of the fiscal quarter ending June 30, 2008.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to ChoicePoint’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2008. The Agreement contains representations and warranties by the Sellers, on the one hand, and by Purchaser, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Agreement.

The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the Sellers, on the one hand, and Purchaser, on the other hand. Accordingly, the representations and warranties in the Agreement are not necessarily characterizations of the actual state of facts about the Sellers or Purchaser at the time they were made or otherwise.

Forward-Looking Statements

This Current Report contains forward-looking statements, which involve a number of risks and uncertainties. ChoicePoint cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. ChoicePoint disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release of ChoicePoint Inc., dated April 24, 2008, announcing the execution of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2008	CHOICEPOINT INC.

	By:	/s/ Steven W. Surbaugh
Steven W. Surbaugh Executive Vice President and Chief Administrative Officer